SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            Farnsworth Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



              New Jersey                                22-3591051
----------------------------------------       ---------------------------------
 (State of Incorporation or Organization)              (IRS Employer
                                                    Identification No.)

789 Farnsworth Avenue
Bordentown, New Jersey                                       08505
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(Address of Principal Executive Offices)                   (Zip Code)



If this form relates to the                If this form relates to the
registration of a class of Securities      registration  of a class of
pursuant  to Section  12(b) of the         securities pursuant to Section 12(g)
Exchange Act and is effective  pursuant    of the Exchange Act and is  effective
to General Instruction A.(c),              pursuant to General Instruction A.(d)
please check the following box.|_|         please check the following box. |X|


Securities  Act  registration  statement file number to which this form relates:
333-56689

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
-------------------                               ------------------------------
To be so Registered                               Each Class is to be Registered
None                                                             N/A


Securities to be registered pursuant to Section 12(g) of the Act:


Common Stock, par value $0.10 per share
---------------------------------------
           (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1. Description of Registrant's Securities to be Registered

         The information set forth under the captions "Restrictions on Acquisition of Farnsworth Bancorp, Inc." and "Description of Capital Stock" in the registrant's Prospectus included in Part I of the registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (File No. 333-56689), is hereby incorporated by reference in response to this Item 1.

Item 2. Exhibits

Exhibit                             Description
-------                             -----------

3(i)     Certificate of Incorporation of Farnsworth Bancorp, Inc.*

3(ii)    Bylaws of Farnsworth Bancorp, Inc.*

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*    Incorporated   herein  by  reference  to  Exhibits  3(i)   (Certificate  of
     Incorporation)  and  3(ii)  (Bylaws)  to  the  Registration   Statement  of
     Farnsworth Bancorp, Inc. (Registration No. 333-56689), which was originally filed with the Securities and Exchange Commission on June 12, 1998.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                FARNSWORTH BANCORP, INC.


                                            By: /s/Gary N. Pelehaty
Date:  July 14, 1998                            --------------------------------
                                                Gary N. Pelehaty, President
                                                (Duly Authorized Representative)